As filed with the Securities and Exchange Commission on June 1, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Altamira Therapeutics Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Not Applicable

(Translation of Registrant’s Name Into English)

Bermuda	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

Clarendon House

2 Church Street

Hamilton HM 11

Bermuda

Tel: (441) 295-5950

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Thomas Meyer, PhD

President

Altamira Therapeutics, Inc.

8 The Green

Suite 12455

Dover, DE 19901

(302) 200-8095

(Name, Address, and Telephone Number of Agent for Service)

Copies to:

Michael J. Lerner, Esq.
Steven M. Skolnick, Esq.
Lowenstein Sandler LLP
1251 Avenue of the Americas
New York, NY 10020
United States
(212) 262-6700

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, please check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a) of the Securities Act, may determine.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and the selling shareholders are not soliciting offers to buy these securities in any jurisdiction where the offer or sale of these securities is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 1, 2023

PRELIMINARY PROSPECTUS

5,855,134 Common Shares

Altamira Therapeutics Ltd.

This prospectus relates to the disposition from time to time of up to 5,855,134 common shares, par value CHF 0.20 per share (“Common Shares”), of Altamira Therapeutics Ltd., an exempted company limited by shares incorporated in Bermuda (“Altamira”, “we”, “us”, the “Borrower” or the “Company”). These Common Shares include (i) up to 768,761 shares that may be acquired upon one or more conversions and/or repayments under the Loan Agreement, dated September 9, 2022, as amended on May 12, 2023 (the “September 2022 Loan Agreement”), between the Borrower, FiveT Investment Management Ltd. and separate private investors (the “September 2022 Lenders”), (ii) up to 47,180 shares that may be acquired upon the exercise of certain warrants (the “December 2022 Warrants”) issued in connection with two loan agreements the Borrower entered into with separate private investors (the “December 2022 Lenders”) on December 28, 2022, as amended on May 12, 2023 (the “December 2022 Loan Agreements”), which will be exercisable between December 28, 2022 and December 27, 2027, at an exercise price of CHF 0.881 per share and may be exercised on a cashless basis in certain circumstances specified therein, (iii) up to 3,413,706 shares that may be acquired upon one or more conversions and/or amortizations under the Convertible Loan Agreement, dated May 1, 2023 (the “2023 Loan Agreement”), between the Borrower and FiveT Investment Management Ltd. (the “2023 Lender,” together with the September 2022 Lenders and the December 2022 Lenders, the “Lenders”) and (iv) up to 1,625,487 shares that may be acquired upon the exercise of certain warrants issued in connection with the 2023 Loan Agreement (the “2023 Warrants”), which were exercisable immediately, at an exercise price of CHF 1.538 per share and may be exercised on a cashless basis in certain circumstances specified therein. See “Selling Shareholders”. We are not selling any Common Shares under this prospectus and will not receive any of the proceeds from the sale of Common Shares by the selling shareholders. We will, however, retain the portion, if any, of the funds that were disbursed to us pursuant to the 2023 Loan Agreement that is converted into Common Shares and of the proceeds from any cash exercise of the December 2022 Warrants and the 2023 Warrants (collectively, the “Warrants”).

We will bear all of the expenses incurred in connection with the registration of these shares. The selling shareholders will pay any underwriting discounts and selling commissions and/or similar charges incurred in connection with the sale of the shares. See “Plan of Distribution.”

The selling shareholders (including their pledgees, donees, transferees, assignees or other successors-in-interest) may offer the Common Shares from time to time through public or private transactions at prevailing market prices or at privately negotiated prices.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Investing in our securities involves a high degree of risk. Before making any decision to invest in our securities, you should carefully consider the information disclosed under “Risk Factors” beginning on page 3 of this prospectus, as well as those risk factors contained or incorporated by reference into this prospectus and in the applicable prospectus supplements.

Currently, the Common Shares are traded on the NASDAQ Capital Market, or the NASDAQ, under the symbol “CYTO”. The closing price of the Common Shares on the NASDAQ on May 30, 2023 was $0.821 per Common Share.

Consent under the Exchange Control Act 1972 (and its related regulations) from the Bermuda Monetary Authority for the issue and transfer of our common shares to and between residents and non-residents of Bermuda for exchange control purposes has been obtained for so long as our common shares remain listed on an “appointed stock exchange,” which includes the NASDAQ. In granting such consent, neither the Bermuda Monetary Authority nor the Registrar of Companies in Bermuda accepts any responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed herein.

The date of this prospectus is     , 2023

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “Altamira Therapeutics Ltd.”, or “Altamira”, the “Company,” “we,” “our,” “ours,” “us” or similar terms refer to (i) Auris Medical Holding Ltd. a Bermuda company, or Auris Medical (Bermuda), the successor issuer to Auris Medical Holding AG (“Auris Medical (Switzerland)”) under Rule 12g-3(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the effective time at which Auris Medical (Switzerland) continued its corporate existence from Switzerland to Bermuda (the “Redomestication”), which occurred on March 18, 2019, and (ii) to Altamira Therapeutics Ltd. after adoption of the new company name by resolution of Special General Meeting of Shareholders held on July 21, 2021. The trademarks, trade names and service marks appearing in this prospectus are property of their respective owners.

On May 1, 2019, the Company effected a one-for-twenty reverse share split (the “2019 Reverse Share Split”) of the Company’s issued and outstanding common shares. On October 25, 2022, the Company effected a one-for-twenty reverse share split (the “2022 Reverse Share Split”) of the Company’s issued and outstanding common shares. Unless indicated or the context otherwise requires, all per share amounts and numbers of common shares in this prospectus have been retrospectively adjusted for the 2019 Reverse Share Split and 2022 Reverse Share Split.

The terms “dollar,” “USD” or “$” refer to U.S. dollars and the term “Swiss Franc” and “CHF” refer to the legal currency of Switzerland.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, or the Securities Act. This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits, filed with the SEC. Statements contained in this prospectus and any accompanying prospectus supplement about the contents of any document are not necessarily complete. If SEC rules require that a document be filed as an exhibit to the registration statement, please see such document for a complete description of these matters.

This prospectus only provides you with a general description of the securities being offered. Each time the selling shareholders sell any of the offered securities, the selling shareholders will provide this prospectus and a prospectus supplement, if applicable, that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change any information contained in this prospectus. You should carefully read this prospectus, any prospectus supplement and any free writing prospectus related to the applicable securities that is prepared by us or on our behalf or that is otherwise authorized by us, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus related to these securities that is prepared by us or on our behalf or that is otherwise authorized by us. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information contained in this prospectus, any prospectus supplement, any free writing prospectus and the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus or any prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.

We are not making an offer to sell the offered securities in any jurisdiction where the offer or sale is not permitted. This offering is being made in the United States and elsewhere solely on the basis of the information contained in this prospectus.

References to “selling shareholders” refer to the shareholders listed herein under “Selling Shareholders,” and their transferees.

ii

PROSPECTUS SUMMARY

This summary highlights selected information about us, this offering and information contained in greater detail elsewhere in this prospectus and in the documents incorporated by reference herein. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. You should carefully read and consider this entire prospectus and the documents, including financial statements and related notes, and information incorporated by reference into this prospectus, including the financial statements and “Risk Factors” in this prospectus, before making an investment decision. If you invest in our securities, you are assuming a high degree of risk.

Our Company

We are a clinical-and commercial-stage biopharmaceutical company developing therapeutics that address important unmet medical needs. We are currently active in two areas: the development of RNA delivery technology for extrahepatic therapeutic targets (OligoPhore™ / SemaPhore™ platforms; AM-401 for the treatment of KRAS driven cancer, AM-411 for the treatment of rheumatoid arthritis; preclinical), and nasal sprays for protection against airborne allergens, and where approved, viruses (Bentrio®; commercial) or the treatment of vertigo (AM-125; Phase 2). We have announced our intention to reposition the Company around RNA delivery technology while exploring strategic options to either divest our non-RNA traditional businesses or partner them with one or several other companies. In particular, we have announced that we are seeking to divest or partner our legacy assets, including Bentrio® for North America, Europe and other key markets and our inner ear therapeutics assets.

Corporate Information

We are an exempted company incorporated under the laws of Bermuda. We began our current operations in 2003. On April 22, 2014, we changed our name from Auris Medical AG to Auris Medical Holding AG and transferred our operational business to our newly incorporated subsidiary Auris Medical AG, which is now our main operating subsidiary. On March 13, 2018, we effected a corporate reorganization through a merger into a newly formed holding company for the purpose of effecting the equivalent of a 10-1 “reverse share split.” Following shareholder approval at an extraordinary general meeting of shareholders held on March 8, 2019 and upon the issuance of a certificate of continuance by the Registrar of Companies in Bermuda on March 18, 2019, the Company discontinued as a Swiss company and, pursuant to Article 163 of the Swiss Federal Act on Private International Law and pursuant to Section 132C of the Companies Act 1981 of Bermuda (the “Companies Act”), continued existence under the Companies Act as a Bermuda company with the name “Auris Medical Holding Ltd.” (the “Redomestication”). Following shareholders’ approval at a special general meeting of shareholders held on July 21, 2021 we changed our name to Altamira Therapeutics Ltd. Our registered office is located at Clarendon House, 2 Church Street, Hamilton HM11, Bermuda, telephone number +1 (441) 295 5950.

We maintain a website at www.altamiratherapeutics.com where general information about us is available. Investors can obtain copies of our filings with the SEC or the Commission, from this site free of charge, as well as from the SEC website at www.sec.gov. We are not incorporating the contents of our website into this prospectus.

Implications of Being a Foreign Private Issuer

We currently report under the Exchange Act as a non-U.S. company with foreign private issuer, or FPI, status. Although we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act we will continue to be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

This Offering

We are registering for resale by the selling shareholders named herein the 5,855,134 Common Shares as described below.

Securities being offered:

Up to 5,855,134 of our Common Shares consisting of:

●    Up to 768,761 of our Common Shares that may be acquired upon one or more conversions and/or repayments under the September 2022 Loan Agreement;

●    Up to 47,180 of our Common Shares that may be acquired upon the exercise of the December 2022 Warrants issued in connection with the December 2022 Loan Agreements;

●    Up to 3,413,706 of our Common Shares that may be acquired upon one or more conversions and/or amortizations under the 2023 Loan Agreement; and

●    Up to 1,625,487 of our Common Shares that may be acquired upon the exercise of the 2023 Warrants issued in connection with the 2023 Loan Agreement.

Use of proceeds:	We will not receive any of the proceeds from the sale or other disposition of our Common Shares by the selling shareholders.

NASDAQ Capital Market symbol:	CYTO

Risk factors:	See “Risk Factors” beginning on page 3 for risks you should consider before investing in our shares.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described in this prospectus, any applicable prospectus supplement and any related free writing prospectus and under the captions “Risk Factors” in any of our filings with the SEC, including the item captioned “Risk Factors” in our most recent Annual Report on Form 20-F and our Reports on Form 6-K furnished to the SEC including our unaudited interim consolidated financial statements and corresponding management’s discussion and analysis. For additional information, please see the sources described in “Where You Can Find More Information.”

These risks are not the only risks we face. Additional risks not presently known to us, or that we currently view as immaterial, may also impair our business, if any of the risks described in our SEC filings or any Prospectus Supplement or any additional risks actually occur, our business, financial condition, results of operations and cash flows could be materially and adversely affected. In that case, the value of our securities could decline substantially and you could lose all or part of your investment.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus contains statements that constitute forward-looking statements, including statements concerning our industry, our operations, our anticipated financial performance and financial condition, and our business plans and growth strategy and product development efforts. These statements constitute forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The words “may,” “might,” “will,” “should,” “estimate,” “project,” “plan,” “anticipate,” “expect,” “intend,” “outlook,” “believe” and other similar expressions are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. These forward-looking statements are based on estimates and assumptions by our management that, although we believe to be reasonable, are inherently uncertain and subject to a number of risks and uncertainties.

Forward-looking statements appear in a number of places in this prospectus and include, but are not limited to, statements regarding our intent, belief or current expectations. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various factors, including, but not limited to:

●	our operation as a drug development-stage company with limited operating history and a history of operating losses;

●	our ability to continue as a going concern, about which there is currently substantial doubt due to our recurring losses and negative cash flows from operations, our expectation to generate losses from operations for the foreseeable future and our cash position;

●	our ability to remediate our current material weaknesses in our internal controls over financial reporting;

●	our ability to timely and successfully reposition our Company around RNA therapeutics and to divest or partner our business in neurotology, rhinology and allergology;

●	the COVID-19 pandemic, which continues to evolve, and which could significantly disrupt our preclinical studies and clinical trials, and therefore our receipt of necessary regulatory approvals;

●	our need for substantial additional funding to continue the development of our product candidates before we can expect to become profitable from sales of our products and the possibility that we may be unable to raise additional capital when needed;

●	the timing, scope, terms and conditions of a potential divestiture or partnering of the Company’s traditional business as well as the cash such transaction(s) may generate;

●	the market acceptance and resulting sales from Bentrio® in international markets;

●	our dependence on the success of OligoPhoreTM, SemaPhoreTM, AM-401 and AM-411, which are still in preclinical development, and may eventually prove to be unsuccessful;

●	the chance that we may become exposed to costly and damaging liability claims resulting from the testing of our product candidates in the clinic or in the commercial stage;

●	the chance our clinical trials may not be completed on schedule, or at all, as a result of factors such as delayed enrollment or the identification of adverse effects;

●	uncertainty surrounding whether any of our product candidates will receive regulatory approval or clearance, which is necessary before they can be commercialized;

●	if our product candidates obtain regulatory approval or clearance, our product candidates being subject to expensive, ongoing obligations and continued regulatory overview;

●	enacted and future legislation may increase the difficulty and cost for us to obtain marketing approval and commercialization;

●	our ability to obtain certification of Bentrio® as a Class II medical device under the European Medical Device Regulation and to obtain regulatory approval for prophylactic or therapeutic claims related to viral infections

●	dependence on governmental authorities and health insurers establishing adequate reimbursement levels and pricing policies;

●	our products may not gain market acceptance, in which case we may not be able to generate product revenues;

●	our reliance on our current strategic relationship with Washington University, or Nuance Pharma and the potential success or failure of strategic relationships, joint ventures or mergers and acquisitions transactions;

●	our reliance on third parties to conduct our nonclinical and clinical trials and on third-party, single-source suppliers to supply or produce our product candidates;

●	our ability to obtain, maintain and protect our intellectual property rights and operate our business without infringing or otherwise violating the intellectual property rights of others;

●	our ability to meet the continuing listing requirements of Nasdaq and remain listed on The Nasdaq Capital Market;

●	the chance that certain intangible assets related to our product candidates will be impaired; and

●	other risk factors discussed under “Risk Factors” on page 3 and in our most recent Annual Report on Form 20-F.

Our actual results or performance could differ materially from those expressed in, or implied by, any forward-looking statements relating to those matters. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations, cash flows or financial condition. Except as required by law, we are under no obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

The selling shareholders will receive all of the net proceeds from the sales of our Common Shares offered by the selling shareholders pursuant to this prospectus.

SELLING SHAREHOLDERS

September 2022 Loan Agreement

On September 9, 2022 (the “September 2022 Loan Effective Date”), the Borrower entered into a loan agreement (the “September 2022 Loan Agreement”), and on May 12, 2023 entered into an amendment to the September 2022 Loan Agreement (the “September 2022 Loan Amendment”), with FiveT Investment Management Ltd., Dominik Lysek and Thomas Meyer (the “September 2022 Lenders”), pursuant to which the September 2022 Lenders agreed to loan to the Borrower an aggregate of CHF 600,000.00 (the “September 2022 Loan”), which bears interest at the rate of 5% per annum and matures as of July 31, 2023 (the “September 2022 Loan Maturity Date”).

The September 2022 Lenders may convert the September 2022 Loan into Common Shares at a conversion price of CHF 1.12 per share, which is the Swiss Franc equivalent of 120% of the mean daily trading volume weighted average price for Common Shares on the NASDAQ on the 20 trading days preceding the date of the September 2022 Loan Amendment. The Company has the right under the September 2022 Loan to repay the loan in Common Shares at the lower of (i) the mean daily trading volume weighted average price for the Common Shares on the 20 trading days preceding the repayment date or (ii) 90% of the daily trading volume weighted average price for Common Shares on the repayment date.

The Borrower may prepay all or part of the September 2022 Loan after three months after the September 2022 Loan Effective Date. Subject to certain notice periods, the September 2022 Lenders shall have the right to accelerate repayment of the September 2022 Loan upon an event of default under the September 2022 Loan Agreement, which includes if the Borrower breaches any of its material obligations thereunder. In the event that the Borrower enters into any Change of Control Transaction (as defined in the September 2022 Loan Agreement) prior to the September 2022 Loan Maturity Date, the September 2022 Loan shall become due in full repayment of the total outstanding principal amount under the September 2022 Loan and all accrued and unpaid interest thereon in accordance with the September 2022 Loan Agreement immediately prior to the completion of the Change of Control Transaction.

The Borrower agreed to grant to the September 2022 Lenders warrants (the “September 2022 Warrants”) to purchase an aggregate 41,667 Common Shares. The September 2022 Warrants were exercisable immediately, with an amended exercise price of CHF 0.881 per share, may be exercised up to five years from the date of issuance and may be exercised on a cashless basis in certain circumstances specified therein.

Pursuant to the September 2022 Loan Amendment, the Company agreed to file a registration statement on Form F-3 (or other appropriate form) as soon as practicable providing for the resale by the September 2022 Lenders of the Common Shares that may be issued upon any conversion and/or repayment under the September 2022 Loan in Common Shares.

The Common Shares described above are being sold by the Company to the September 2022 Lenders under the September 2022 Loan Agreement in reliance upon an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder.

December 2022 Loan Agreements

On December 28, 2022 (the “December 2022 Loan Effective Date”), the Borrower entered into two loan agreements, as amended on May 12, 2023 (the “December 2022 Loan Agreements”), with separate private investors (the “December 2022 Lenders”) pursuant to which the December 2022 Lenders agreed to loan to the Borrower an aggregate of CHF 350,000 (the “December 2022 Loans”), which December 2022 Loans bear interest at the rate of 5% per annum and mature as of July 31, 2023 (the “December 2022 Loan Maturity Date”). The December 2022 Loan Agreements and related December 2022 Warrants used the same form of agreement and warrant as the September 2022 Loan Agreement, and related warrants, other than the applicable principal amount, maturity date and warrant exercise price and amount.

The Borrower may prepay all or part of the December 2022 Loans after three months after the December 2022 Loan Effective Date. Subject to certain notice periods, the December 2022 Lenders shall have the right to accelerate repayment of the December 2022 Loans upon an event of default under the December 2022 Loan Agreements, which includes if the Borrower breaches any of its material obligations thereunder. In addition, in the event that the Borrower enters into any Change of Control Transaction (as defined in the December 2022 Loan Agreements) prior to the December 2022 Loan Maturity Date, the December 2022 Loans shall become due in full repayment of the total outstanding principal amount under the December 2022 Loans and all accrued and unpaid interest thereon in accordance with the December 2022 Loan Agreements immediately prior to the completion of the Change of Control Transaction.

The Borrower agreed to issue to the December 2022 Lenders the December 2022 Warrants to purchase an aggregate of 47,180 Common Shares. The December 2022 Warrants are exercisable between December 28, 2022 and December 27, 2027 at an exercise price of CHF 0.881 per share and may be exercised on a cashless basis in certain circumstances specified therein (“December 2022 Loan Warrant Exercise”).

Pursuant to the December 2022 Loan Agreements, the Borrower agreed to file a registration statement on Form F-3 (or other appropriate form) as soon as practicable providing for the resale by the 2022 Lenders of the Common Shares that may be issued upon any December 2022 Loan Warrant Exercise.

The December 2022 Warrants and the Common Shares issuable upon exercise thereof are being sold by the Borrower to the December 2022 Lenders under the December 2022 Loan Agreements in reliance upon an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder. We made this determination based on the representations that the 2022 Lenders are “accredited investors” within the meaning of Rule 501 of Regulation D.

2023 Loan Agreement

On May 1, 2023, the Borrower entered into a Convertible Loan Agreement (the “2023 Loan Agreement”) with FiveT Investment Management Ltd. (the “2023 Lender,” together with the September 2022 Lenders and the December 2022 Lenders, the “Lenders”), pursuant to which the 2023 Lender agreed to loan to the Borrower CHF 2,500,000 (the “2023 Loan”), which 2023 Loan bears interest at the rate of 10% per annum and matures 22 months from the date the 2023 Loan proceeds are disbursed to the Borrower (the “Disbursement Date”), which occurred on May 4, 2023.

Commencing 60 days after the Disbursement Date, but not before July 1, 2023 and subject to availability of an effective registration statement, the Borrower must repay at least 1/20th of the 2023 Loan plus accrued interest pro rata in monthly tranches (the “Tranches”). At the option of the Borrower each month, Tranches can be paid at any time during the month (the “Tranche Repayment Date”) either in: (i) cash plus 3% or (ii) Common Shares of the Borrower (the “Repayment Shares”), or a combination of both. Repayment Shares will be priced at the lower of (i) the mean daily trading volume weighted average price for Common Shares on the NASDAQ on the 20 trading days preceding the Tranche Repayment Date or (ii) 90% of the daily trading volume weighted average price for Common Shares on the NASDAQ on the Tranche Repayment Date (subject to adjustment for share splits or other similar events), but in no case lower than the nominal value of the Common Shares, converted into Swiss Francs at the midpoint of the interbank exchange rate shown by UBS on the day of receipt of the applicable notice of the payment of Repayment Shares at 4:00 pm Central European Time.

The Borrower may prepay all or part of the 2023 Loan after three months after the Disbursement Date. Subject to certain notice periods, the 2023 Lender shall have the right to accelerate repayment of the 2023 Loan upon any event of default under the 2023 Loan Agreement, which includes if the Borrower fails to make any required payment under the 2023 Loan or breaches any other material obligation thereunder. In addition, upon a Change of Control Transaction (as defined in the 2023 Loan Agreement) with respect to the Borrower, the 2023 Loan Agreement will become due within 10 days after the transaction in an amount equal to the higher of (i) the outstanding balance, including principal and accrued and unpaid interest and (ii) the amount that would have been payable to the 2023 Lender as a result of the Change of Control Transaction if the 2023 Lender had converted such outstanding balance into Common Shares under the 2023 Loan Agreement immediately prior to the completion of the transaction.

From the Disbursement Date until March 31, 2024, upon the occurrence of each out-licensing or divestiture transaction executed by the Borrower that results in gross cash proceeds of CHF 1,000,000 or more (a “Qualifying Transaction”), subject to certain notice periods, the 2023 Lender may cause the Borrower to redeem the 2023 Loan for cash in an amount of up to 20% of the cash proceeds from the Qualifying Transaction.

From the date of effectiveness of a registration statement for the Common Shares until the maturity date of the 2023 Loan Agreement, the 2023 Lender will have the right to convert all or part of the 2023 Loan, including accrued and unpaid interest, at its option, into Common Shares, subject to the limitation that the 2023 Lender owns no more than 4.99% of the Common Shares at any time. The conversion price of the 2023 Loan into Common Shares was fixed at CHF 1.42 (subject to adjustment for share splits or other similar events), which is equal to 120% of the trading volume weighted average price per Common Share on the NASDAQ on the 20 trading days preceding the Disbursement Date (the “Reference VWAP”), converted into Swiss Francs at the midpoint of the interbank exchange rate shown by UBS on the day of receipt of the conversion notice at 4:00 pm Central European Time.

The Borrower agreed to grant to the 2023 Lender warrants to purchase an aggregate of 1,625,487 Common Shares (the “2023 Warrants”). The 2023 Warrants were exercisable immediately at an exercise price of CHF 1.538, which is equal to 130% of the Reference VWAP, may be exercised up to five years from the date of issuance and may be exercised on a cashless basis in certain circumstances specified therein.

Pursuant to the 2023 Loan Agreement, the Borrower agreed to file a registration statement on Form F-3 (or other appropriate form) as soon as practicable providing for the resale by the 2023 Lender of the Common Shares that may be issued upon any conversion or amortization of the 2023 Loan or exercise of the 2023 Warrants.

The Common Shares described above, and the 2023 Warrants, are being sold by the Borrower to the 2023 Lender under the 2023 Loan Agreement in reliance upon an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder. We made this determination based on the representations that the 2023 Lender is an “accredited investor” within the meaning of Rule 501 of Regulation D.

As of the date of this prospectus, there have been no conversions, repayments or amortizations under the 2023 Loan Agreement or the September 2022 Loan Agreement.

Information about Selling Shareholders Offering

We are registering the resale of the above-referenced Common Shares to permit the selling shareholders identified below, or their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part, to resell or otherwise dispose of the Common Shares in the manner contemplated under “Plan of Distribution” in this prospectus (as may be supplemented and amended). This prospectus covers the sale or other disposition by the selling shareholders of up to the total number of Common Shares issuable upon cash exercise of the Warrants, which are held by the selling shareholders, an estimated number of Common Shares issuable upon conversion and/or repayment under the September 2022 Loan Agreement and an estimated number of Common Shares issuable upon conversion and/or amortization under the 2023 Loan Agreement. Throughout this prospectus, when we refer to the Common Shares being registered on behalf of the selling shareholders, we are referring to the Common Shares issuable upon exercise of the Warrants, conversion and/or repayment under the September 2022 Loan Agreement and conversion and/or amortization under the 2023 Loan Agreement, and when we refer to the selling shareholders in this prospectus, we are referring to the Lenders and their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.

The selling shareholders may sell some, all or none of their Common Shares. We do not know when or whether any of the selling shareholders will exercise their Warrants, nor do we know whether the September 2022 Lenders or the 2023 Lender will convert any part of the September 2022 Loan or 2023 Loan, respectively, into Common Shares, nor do we know how long the selling shareholders will hold their Common Shares before selling them, and we currently have no agreements, arrangements or understandings with the September 2022 Lenders regarding any conversion and/or repayment under the September 2022 Loan Agreement or with the 2023 Lender regarding any conversion and/or amortization under the 2023 Loan Agreement, or the sale or other disposition of any of the Common Shares. The Common Shares covered hereby may be offered from time to time by the selling shareholders.

The following table sets forth the names of the selling shareholders, the number and percentage of our Common Shares beneficially owned by the selling shareholders as of May 1, 2023, the number of our Common Shares issuable upon exercise of the Warrants that may be offered under this prospectus, the number of our Common Shares issuable upon conversions and/or repayments under the September 2022 Loan Agreement, the number of our Common Shares issuable upon conversions and/or amortizations under the 2023 Loan Agreement that may be offered under this prospectus, and the number and percentage of our Common Shares beneficially owned by the selling shareholders assuming all of the Common Shares registered hereunder are sold. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our Common Shares. Generally, a person “beneficially owns” Common Shares if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days. The number of Common Shares in the column “Number of Shares Offered” represents all of the Common Shares that the selling shareholders may offer and sell from time to time under this prospectus.

The information in the table below and the footnotes thereto regarding Common Shares to be beneficially owned after the offering assumes (i) that the Company has amortized, and/or the 2023 Lender has converted, the 2023 Loan with the issuance of an estimated aggregate of 3,413,706 Common Shares at an assumed average price of USD 0.82 per Common Share (the closing price of the Common Shares on the Nasdaq Capital Market on May 2, 2023) and using the USD / CHF exchange rate as of May 2, 2023, (ii) that the selling shareholders have exercised their Warrants in full pursuant to cash exercises, (iii) that the Company has exercised its right to repay the September 2022 Loan in Common Shares, and/or the September 2022 Lenders have converted the September 2022 Loan, with the issuance of an estimated aggregate of 768,761 Common Shares at an assumed average price of USD 0.87 per Common Share (the closing price of the Common Shares on the Nasdaq Capital Market on May 22, 2023) and using the USD / CHF exchange rate as of May 12, 2023, and (iv) the sale of all Common Shares being offered by the selling shareholders under this prospectus.

Unless otherwise indicated, all information contained in the table below and the footnotes thereto is based upon information provided to us by the selling shareholders. The percentage of shares owned prior to and after the offering is based on 6,988,999 of our Common Shares outstanding as of May 1, 2023. Unless otherwise indicated in the footnotes to this table, we believe that the selling shareholders named in this table have sole voting and investment power with respect to the Common Shares indicated as beneficially owned. Except as otherwise indicated in this section, based on the information provided to us by the selling shareholders, and to the best of our knowledge, the selling shareholders are not broker-dealers or affiliates of broker-dealers.

	Number of Common Shares Beneficially Owned Prior to the Offering		Number of Common Shares Registered Hereby for Sale	Number of Common Shares Beneficially Owned After the Offering	Percent
FiveT Investment Management Ltd.(1)	3,578,512		5,295,447	13,889	*
Dominik Lysek	193,323	(2)	256,254	14,751	*
Thomas Meyer	267,175	(3)	256,254	88,603	*
Martin Kraehenbuehl	33,700	(4)	33,700	0	*
Ralph Walter	13,480	(5)	13,480	0	*

*	Less than 1%.
(1)	The number of Common Shares in the second column includes 1,625,487 Common Shares underlying the 2023 Warrants, 13,889 Common Shares underlying the September 2022 Warrants, 178,572 Common Shares issuable upon conversion of the September 2022 Loan and 1,760,564 Common Shares issuable upon conversion of the 2023 Loan, without giving effect to limitations on beneficial ownership set forth therein. Wieland Kreuder (“Mr. Kreuder”) has voting control and investment discretion over the securities reported herein that are held by the September 2022 Lenders and the 2023 Lender. As a result, Mr. Kreuder may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act of the securities reported herein that are held by the September 2022 Lenders and the 2023 Lender. The registered address of the 2023 Lender is Seedammstrasse 3, CH-8808 Pfaeffikon, Switzerland.
(2)	Includes 13,889 Common Shares issuable upon the exercise of the September 2022 Warrants and 178,572 Common Shares issuable upon conversion of the September 2022 Loan, without giving effect to limitations on beneficial ownership set forth therein.
(3)	Includes 13,889 Common Shares issuable upon the exercise of the September 2022 Warrants, 4,488 Common Shares issuable upon exercise of other warrants, 18,377 Common Shares issuable upon options issued under the Company’s equity compensation plan and 178,572 Common Shares issuable upon conversion of the September 2022 Loan, without giving effect to limitations on beneficial ownership set forth therein.

(4)	Includes 33,700 Common Shares issuable upon the exercise of the December 2022 Warrants issued in connection with the December 2022 Loan Agreements, without giving effect to limitations on beneficial ownership set forth therein.
(5)	Includes 13,480 Common Shares issuable upon the exercise of the December 2022 Warrants issued in connection with the December 2022 Loan Agreements, without giving effect to limitations on beneficial ownership set forth therein

DESCRIPTION OF SHARE CAPITAL

As of May 1, 2023, our authorized share capital consisted of 25,000,000 common shares, par value CHF 0.20 per share, and 20,000,000 preference shares, par value CHF 0.02 per share, and there were 6,988,999 common shares issued and outstanding, excluding 157,730 common shares issuable upon exercise of options and 1,724,658 common shares issuable upon exercise of warrants, and no preference shares issued and outstanding. See Item 10.B. of our most recent Annual Report on Form 20-F, which is incorporated herein by reference.

PLAN OF DISTRIBUTION

We are registering the Common Shares issued and issuable upon conversion and/or repayment under the September 2022 Loan Agreement, upon conversion and/or amortization under the 2023 Loan Agreement and upon exercise of the Warrants to permit the resale of these Common Shares by the Lenders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling shareholders of the Common Shares. We will bear all fees and expenses incident to our obligation to register the Common Shares.

The selling shareholders may sell all or a portion of the Common Shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Common Shares are sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The Common Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales;

●	sales pursuant to Rule 144;

●	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

If the selling shareholders effect such transactions by selling Common Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of the Common Shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the Common Shares or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Common Shares in the course of hedging in positions they assume. The selling shareholders may also sell Common Shares short and deliver Common Shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling shareholders may also loan or pledge Common Shares to broker-dealers that in turn may sell such shares. The selling shareholders may pledge or grant a security interest in some or all of the Common Shares owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the Common Shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer and donate the Common Shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling shareholders and any broker-dealer participating in the distribution of the Common Shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the Common Shares is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of Common Shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the Common Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Common Shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. There can be no assurance that any selling shareholder will sell any or all of the Common Shares registered pursuant to the registration statement, of which this prospectus is a part.

The selling shareholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Common Shares by the selling shareholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the Common Shares to engage in market making activities with respect to the Common Shares. All of the foregoing may affect the marketability of the Common Shares and the ability of any person or entity to engage in market-making activities with respect to the Common Shares. We will pay all expenses of the registration of the Common Shares, estimated to be $30,661 in total, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that the selling shareholders will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling shareholders against liabilities, including some liabilities under the Securities Act, or the selling shareholders will be entitled to contribution. We may be indemnified by the selling shareholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling shareholders specifically for use in this prospectus, in accordance with the related agreement, or we may be entitled to contribution. Once sold under the registration statement of which this prospectus forms a part, the Common Shares will be freely tradable in the hands of persons other than our affiliates.

EXPENSES OF THE OFFERING

The following is a statement of estimated expenses to be incurred by us in connection with the registration of the securities registered hereby, all of which will be borne by us. All amounts shown are estimates except the SEC registration fee.

SEC registration fee	$506
Legal fees and expenses	$20,000
Accountant’s fees and expenses	$10,155

Total	$30,661

LEGAL MATTERS

The validity of the Common Shares and certain other matters of Bermuda law will be passed upon for us by Conyers Dill & Pearman Limited, special Bermuda counsel to the Company.

EXPERTS

The financial statements of Altamira Therapeutics Ltd. as of December 31, 2022 and 2021, and for each of the three years in the period ended December 31, 2022, incorporated by reference in this prospectus, have been audited by Deloitte AG, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

ENFORCEABILITY OF JUDGMENTS

Altamira Therapeutics Ltd. is a Bermuda exempted company limited by shares. As a result, the rights of holders of its common shares will be governed by Bermuda law and its memorandum of continuation and bye-laws. The rights of shareholders under Bermuda law may differ from the rights of shareholders of companies incorporated in other jurisdictions. Many of our directors and some of the named experts referred to in this prospectus are not residents of the United States, and a substantial portion of our assets are located outside the United States. As a result, it may be difficult for investors to effect service of process on those persons in the United States or to enforce in the United States judgments obtained in U.S. courts against us or those persons based on the civil liability provisions of the U.S. securities laws. It is doubtful whether courts in Bermuda will enforce judgments obtained in other jurisdictions, including the United States, against us or our directors or officers under the securities laws of those jurisdictions or entertain actions in Bermuda against us or our directors or officers under the securities laws of other jurisdictions.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The materials we file with or furnish to the SEC are available to the public on the SEC’s Internet website at www.sec.gov. Those filings are also available to the public on our corporate website at www.altamiratherapeutics.com. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our directors, executive officers and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

This prospectus forms part of a registration statement that we filed with the SEC. The registration statement contains more information than this Prospectus regarding us and our securities, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or electronically at www.sec.gov.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this prospectus or incorporated by reference subsequent to the date of this prospectus.

We incorporate by reference the following documents or information that we have filed or furnished with the SEC:

●	our Annual Report on Form 20-F for the fiscal year ended December 31, 2022, filed with the SEC on May 16, 2023; and

●	the description of our common shares contained in our Report on Form 6-K furnished on March 18, 2019, including any subsequent amendment or reports filed for the purpose of updating such description.

All subsequent annual reports on Form 20-F filed by us and all subsequent reports on Form 6-K furnished by us that are identified by us as being incorporated by reference shall be deemed to be incorporated by reference into this prospectus and deemed to be a part hereof after the date of this prospectus but before the termination of the offering by this prospectus.

We will provide each person to whom this prospectus is delivered a copy of the information that has been incorporated into this prospectus by reference but not delivered with the prospectus (except exhibits, unless they are specifically incorporated into this prospectus by reference). You may obtain copies of these documents, at no cost, by writing or telephoning us at:

Altamira Therapeutics Ltd.

Clarendon House

2 Church Street

Hamilton HM 11, Bermuda

(441) 295-5950

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded, for the purposes of this prospectus, to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not constitute a part of this prospectus, except as so modified or superseded.

Upon a new annual information form or annual report on Form 20-F and the related audited annual consolidated financial statements together with the auditors’ report thereon and management’s discussion and analysis related thereto being filed by us with the applicable securities regulatory authorities during the currency of this prospectus, the previous annual information form or annual report on Form 20-F, the previous audited annual consolidated financial statements and all unaudited interim financial statements, annual and semi-annual management’s discussion and analyses, material change reports and business acquisition reports filed by us prior to the commencement of our financial year in which the new annual information form or annual report on Form 20-F was filed, no longer shall be deemed to be incorporated by reference into this prospectus for the purpose of future offers and sales of securities hereunder.

One or more prospectus supplements containing the terms of an offering of securities hereunder and other information in relation to such securities will be delivered to purchasers of such securities together with this prospectus and shall be deemed to be incorporated by reference into this prospectus as of the date of such prospectus supplement solely for the purposes of the offering of the securities covered by any such prospectus supplement.

A prospectus supplement containing any additional or updated information that we elect to include therein will be delivered with this prospectus to purchasers of securities who purchase such securities after the filing of this prospectus and shall be deemed to be incorporated into this Prospectus as of the date of such prospectus supplement.

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 98 of the Companies Act provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to section 281 of the Companies Act.

We have adopted provisions in our bye-laws that provide that we shall indemnify our officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty. Our bye-laws provide that the shareholders waive all claims or rights of action that they might have, individually or in right of the company, against any of the company’s directors or officers for any act or failure to act in the performance of such director’s or officer’s duties, except in respect of any fraud or dishonesty of such director or officer. Section 98A of the Companies Act permits us to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not we may otherwise indemnify such officer or director.

We have entered into indemnification agreements with each of the members of our board of directors and executive officers.

Insofar as indemnification for liabilities arising under the Securities may be permitted to directors, officers and controlling persons of the Company, the Company has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 9. EXHIBITS

See Exhibit Index following the signature pages of this registration statement.

ITEM 10. UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a further post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8. A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a) (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes that:

(i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of the registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description
4.1	Memorandum of Continuance and Corporate Actions of the registrant (incorporated herein by reference to exhibit 3.1 of the Altamira Therapeutics Ltd. registration statement on Form F-1 (Registration No. 333-269823) filed with the Commission on March 7, 2023).
4.2	Bye-laws of the Registrant (incorporated herein by reference to exhibit 3.2 of the Altamira Therapeutics Ltd. registration statement on Form F-1 (Registration No. 333-269823) filed with the Commission on February 16, 2023).
4.3	Loan Agreement, dated as of September 9, 2022, by and between Altamira Therapeutics Ltd. and the Lenders (incorporated herein by reference to exhibit 99.1 of the Altamira Therapeutics Ltd. Report on Form 6-K filed with the SEC on September 12, 2022).
4.5	Convertible Loan Agreement, dated as of May 1, 2023, by and between Altamira Therapeutics Ltd. and FiveT Investment Management Ltd. (incorporated herein by reference to exhibit 99.1 of the Altamira Therapeutics Ltd. Report on Form 6-K filed with the SEC on May 2, 2023).
4.6	Form of Warrant (incorporated herein by reference to exhibit 4.1 of the Altamira Therapeutics Ltd. Report on Form 6-K filed with the SEC on September 12, 2022).
4.7	Form of Amendment No. 1 to Loan Agreement, dated December 28, 2022 (incorporated herein by reference to exhibit 4.40 of the Altamira Therapeutics Ltd. Annual Report on Form 20-F filed with the SEC on May 16, 2023).
4.8	Amendment No. 2 to Loan Agreement, between Altamira Therapeutics Ltd. and the Lenders (incorporated herein by reference to exhibit 4.41 of the Altamira Therapeutics Ltd. Annual Report on Form 20-F filed with the SEC on May 16, 2023).
5.1*	Opinion of Conyers Dill & Pearman Limited, special Bermuda counsel to the Company, as to the validity of the common shares of Altamira Therapeutics Ltd.
23.1*	Consent of Conyers Dill & Pearman Limited, special Bermuda counsel to the Company (included in Exhibit 5.1).
23.2*	Consent of Deloitte AG.
24.1*	Power of Attorney (included on the signature pages to this Registration Statement).
107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton, Bermuda, on June 1, 2023.

ALTAMIRA THERAPEUTICS LTD.

By:	/s/ Thomas Meyer
	Name:	Thomas Meyer
	Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Thomas Meyer and Marcel Gremaud, either of whom may act without the joinder of the other, as the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, to execute in the name, place and stead of the undersigned, in any and all such capacities, any and all amendments (including post-effective amendments) and supplements to this Registration Statement on Form F-3 (including any subsequent registration statement for the same offering which may be filed under the Securities Act of 1933), and all instruments necessary or in connection therewith, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform in the name and on behalf of the undersigned each and every act and thing whatsoever necessary or advisable to be done, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas Meyer	Chief Executive Officer and Director	June 1, 2023
Thomas Meyer	(Principal Executive Officer)

/s/ Marcel Gremaud	Chief Financial Officer	June 1, 2023
Marcel Gremaud	(Principal Financial Officer and Principal Accounting Officer)

/s/ Armando Anido	Director	June 1, 2023
Armando Anido

/s/ Mats Blom	Director	June 1, 2023
Mats Blom

/s/ Alain Munoz	Director	June 1, 2023
Alain Munoz

/s/ Margrit Schwarz	Director	June 1, 2023
Margrit Schwarz

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement on Form F-3, solely in the capacity of the duly authorized representative of Altamira Therapeutics Ltd. in the United States, on June 1, 2023.

Altamira Therapeutics, Inc.

By:	/s/ Thomas Meyer
Name:	Thomas Meyer
Title:	President